Item 77-C Matters Submitted to a Vote of Security Holders

A special meeting of shareholders of The Jefferson Fund Group Trust, which has two portfolios, the Jefferson REIT Fund and the Jefferson Growth and Income Fund, was held on October 16, 2001 at 10:00 a.m. Central Time at 2901 Butterfield Road, Oak Brook, Illinois 60523.

The meeting was called to vote on the following proposals: (1) a proposal to elect nine trustees, (2) a proposal to approve a new investment advisory agreement for the REIT Fund (only the shareholders of the REIT Fund will vote on this proposal) and (3) a proposal to approve a change in the fundamental investment restrictions of the REIT Fund to permit the REIT Fund to borrow money and issue senior securities to the extent permitted by the Investment Company Act of 1940, as amended (only the shareholders of the REIT Fund voted on this matter).

Proposal One - Election of Trustee J. Michael Borden
Affirmative Votes:   248,399.455
Negative Votes:  0
Abstain:  0

Proposal One - Election of Trustee Byron K. Crowe
Affirmative Votes:   248,399.455
Negative Votes:  0
Abstain:  0

Proposal One - Election of Trustee Lawrence E. Harb
Affirmative Votes:   248,399.455
Negative Votes:  0
Abstain:  0

Proposal One - Election of Trustee Richard Imperiale
Affirmative Votes:   248,399.455
Negative Votes:  0
Abstain:  0

Proposal One - Election of Trustee F.L. Kirby
Affirmative Votes:   248,399.455
Negative Votes:  0
Abstain:  0

Proposal One - Election of Trustee John L. Komives
Affirmative Votes:   248,399.455
Negative Votes:  0
Abstain:  0

Proposal One - Election of Trustee Lawrence Kujawski
Affirmative Votes:   248,399.455
Negative Votes:  0
Abstain:  0

Proposal One - Election of Trustee Roberta S. Matlin
Affirmative Votes:   248,399.455
Negative Votes:  0
Abstain:  0

Proposal One - Election of Trustee Robert D. Parks
Affirmative Votes:   248,399.455
Negative Votes:  0
Abstain:  0

Proposal Two - REIT Fund Investment Advisory Agreement
Affirmative Votes: 190,065.412
Negative Votes:  0
Abstain: 173.043

Proposal Three - REIT Fund Change in Fundamental Investment Restrictions Affirmative Votes: 190,065.412
Negative Votes:  0
Abstain: 173.043